UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WEWARDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-1230099
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2960 West Sahara Avenue, Las Vegas, NV 89102
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☑

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the "Common Stock"), of Wewards, Inc., a Nevada corporation (the "Registrant"), to be registered hereunder is set forth under the caption "Description of Securities to be Registered" in the prospectus included in the Registrant's registration statement on Form S-1/A (Registration Statement No. 333-197968) declared effective by the Securities and Exchange Commission (the "Commission") on October 3, 2014, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of Wewards, Inc., f/k/a Betafox Corp. (1)
3.2	Bylaws of Wewards, Inc., f/k/a Betafox Corp. (1)
3.3	Amended and Restated Articles of Incorporation, changing corporate name to Global Entertainment Clubs, Inc. (2)
3.4	Amendment to Articles of Incorporation, changing corporate name to Wewards, Inc. (3)
4.1	Form of common stock certificate (3)

———————

(1)  Incorporated by reference to exhibits on Registrant’s Registration Statement on Form S-1 (SEC File No. 333-197968) filed August 8, 2014.

(2)  Incorporated by reference to exhibit 8.03 on Registrant’s Form 8-K filed March 1, 2017.

(3)  Filed herewith.

* Information pertaining to our common stock is contained in our Amended and Restated Articles of Incorporation and our Bylaws.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WEWARDS, INC.

Date: July 2, 2018	By:	/s/ Lei Pei
Lei Pei, CEO